Exhibit 10.10

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of [●], 2025, is made by and among Cohen Circle Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda with registration number 202504557 (“New PubCo”) and [●] (the “Shareholder”).

WHEREAS, the Company is a special purpose acquisition company whose Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), are listed on the Nasdaq Stock Market under the symbol “CCIR,” whose warrants to purchase Class A ordinary shares of the Company (“Warrants”) are listed on the Nasdaq Stock Market under the symbol “CCIRW” and whose units consisting of one Class A ordinary share and one-third of one Warrant are listed on the Nasdaq Stock Market under the symbol “CCIRU”;

WHEREAS, the Company entered into a business combination agreement (the “Business Combination Agreement”) by and among (1) the Company, (2) VEON Amsterdam B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34378904 (the “Seller”), (3) VEON Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34345993 (“VEON Holdings”), (4) New PubCo, and (5) Varna Merger Sub Corp., an exempted company incorporated with limited liability in the Cayman Islands with registration number 419635 (“Merger Sub” and, together with VEON Holdings and New PubCo, the “Kyivstar Group”);

WHEREAS, at the Merger Effective Time, Merger Sub will be merged with and into the Company upon the terms and subject to the conditions set forth in the Business Combination Agreement and the Plan of Merger and in accordance with the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) (the “Merger” and together with the Sale and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), and as a result thereof, each Class A ordinary share issued and outstanding immediately prior to the Merger Effective Time shall be canceled in exchange for the right to be issued one validly issued, fully paid and non-assessable New PubCo Common Share. Following the Merger, all of the outstanding shares of capital stock of the Company will be directly and solely held by New PubCo;

WHEREAS, the Company intends to hold an extraordinary general meeting of shareholders of the Company to approve the Merger (the “Meeting”);

WHEREAS, the Company and Shareholder [on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Shareholder or its affiliates] are entering into this Agreement in anticipation of the closing (the “Closing”) of the Merger;

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings specified in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Agreement to Vote. the Shareholder hereby unconditionally and irrevocably agrees that as of the date fixed by the board of directors of the Company to determine shareholders entitled to vote at the Extraordinary General Meeting of the Company in connection with the Transactions (the “Record Date”) and until the earlier of (x) the date on which this Agreement is terminated in accordance with Section 9 hereof and (y) the Closing Date (the “Voting Period”), it shall be the beneficial owner of at least [●] Class A ordinary shares (the “Non-Redeeming Shares”), and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, its Non-Redeeming Shares (i) in favor of the contemplated business combination proposals, the contemplated merger proposal and any other matter reasonably necessary to the consummation of the Transactions and the other matters contemplated by the Business Combination Agreement and considered and voted upon by the Shareholders of the Company, and (ii) in opposition to: (A) any and all other proposals (1) that could reasonably be expected to delay or impair the ability of the Company to consummate the transactions contemplated by the Business Combination Agreement or (2) which are in competition with or materially inconsistent with the Business Combination Agreement, any Transaction and the transactions contemplated thereby, or (B) any other action, proposal, transaction or agreement involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or would reasonably be expected to result in (x) any breach of any representation, warranty, covenant, obligation or agreement of the Company in the Business Combination Agreement or (y) any of the conditions to the Company’s obligations under the Business Combination Agreement not being fulfilled. the Shareholder shall deliver to the Company and New PubCo evidence of its compliance with its obligations hereunder as may be reasonably requested.

2. No Redemption. the Shareholder hereby agrees that it shall not redeem, or submit a request to the Company’s transfer agent or otherwise exercise any right to redeem, any Non-Redeeming Shares. Prior to the Closing and after the last date for redemption of the Class A ordinary shares, the Shareholder shall deliver to the Company and New PubCo evidence that it continues to hold the Non-Redeeming Shares and that such Non-Redeeming Shares have not been submitted for redemption. For the avoidance of doubt, the restrictions set forth in this Section 2 shall not apply to any Class A ordinary shares held by the Shareholder other than the Non-Redeeming Shares.

3. Issuance and Subscription. In consideration of the Shareholder’s performance of its obligations described herein and upon consummation of the Transactions, New PubCo agrees to issue to Shareholder, that number of common shares of New PubCo, par value $0.01 per share, equal to the number of Non-Redeeming Shares multiplied by 0.15, rounded down to the nearest whole number (the “New PubCo Shares” and, together with the Owned Shares, the “Investor Shares”) in book entry form, in the name of Shareholder (or its nominee in accordance with its delivery instructions), and (2) New PubCo will promptly following the Closing Date cause to be delivered to Shareholder a copy of the records of Continental Stock Transfer and Trust Company, as New PubCo’s transfer agent (the “Transfer Agent”), showing Shareholder as the owner of the New PubCo Shares on and as of the Closing Date.

The obligations of New PubCo pursuant to this Section 3 shall be subject to the satisfaction, or valid waiver by the Company and New PubCo, of the following conditions: (i) the Shareholder shall have fully complied with, performed and satisfied its obligations set out in Sections 1 and 2 hereof, and shall have performed, satisfied and complied in all material respects with all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date, (ii) the completion of each element of the Transactions, and (iii) all representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date).

4. Representations and Warranties. the Company, severally as to itself and not jointly with Kyivstar Group, and Kyivstar Group, severally as to itself and not jointly with the Company, hereby represent and warrant to the Shareholder that:

a.	As of the date of this Agreement, such Person has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation (to the extent such concept exists in such jurisdiction). Such Person has all power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its respective obligations under this Agreement.

b.	As of the Closing Date, the Investor Shares will be duly authorized by New PubCo (and, when issued and delivered to the Shareholder against full payment for the Investor Shares in accordance with the terms of this Agreement and registered with the Transfer Agent, the Investor Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under state or federal securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under Kyivstar Group’s organizational documents or the laws of Bermuda, or under any agreement or instrument to which Kyivstar Group is a party or by which Kyivstar Group is bound.

c.	The Business Combination Agreement and any ancillary agreements (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by such Person and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, are valid and binding obligations of such Person, and are enforceable against such Person in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.	The execution, delivery and performance of this Agreement and the other Transaction Documents, including the issuance and sale of the Investor Shares and the consummation of the Transaction and the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Person pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Person is a party or by which such Person is bound or to which any of the property or assets of such Person is subject; (ii) the organizational documents of such Person; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over such Person or any of their properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of such Person, or materially and adversely affect the validity of the Investor Shares or the legal authority or ability of such Person to perform in any material respects its obligations hereunder, including the issuance and sale of the Investor Shares (a “Material Adverse Effect”), provided that in no event will any such material adverse effect resulting from, arising out of or relating to the acts of war (whether declared or not), sabotage, cyberattacks or terrorism, or any escalation, continuing or worsening of any such acts or changes in global, national, regional, state or local political or social conditions, including the Ukraine Invasion or any Ukraine Invasion Measures (each as defined in the Business Combination Agreement) constitute a Material Adverse Effect.

e.	There are no securities or instruments issued by or to which such Person is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Investor Shares that have not been or will not be validly waived on or prior to the Closing Date.

f.	Such Person is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of such Person, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Agreement, such Person is a party or by which such Person’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over such Person or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

g.	Such Person is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by such Person of this Agreement (including, without limitation, the issuance of the Investor Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) those required by Nasdaq, including with respect to obtaining approval of Kyivstar Group’s shareholders, and (v) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h.	All issued and outstanding common shares of Kyivstar Group will be, at the Closing, duly authorized and validly issued, fully paid and non-assessable and will not be not subject to preemptive or similar rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which Kyivstar Group is a party or by which it is bound relating to the voting of any securities of Kyivstar Group, other than as disclosed in the SEC Documents or as contemplated by the Business Combination Agreement and the Transactions.

i.	Such Person is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that such Person is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

j.	Assuming the accuracy of the Shareholder’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Investor Shares to the Shareholder in the manner contemplated by this Agreement. The Investor Shares (i) were not offered to the Shareholder by any form of general solicitation or general advertising and (ii) are not being offered to the Shareholder in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k.	Neither such Person nor any person acting on such Person’s behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the New PubCo Shares.

l.	Each report, statement and form (including exhibits and other information incorporated therein) filed by such Person with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act (collectively, the “SEC Reports”) when filed complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Reports filed under the Exchange Act (except to the extent that information: (i) in the case of any SEC Report that is a registration statement, contained in any SEC Report has been superseded by a later filed SEC Report) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (ii) in the case of all other SEC Reports, included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Such Person has timely filed each report, statement, schedule, prospectus, and registration statement that such Person was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of such Person’s filings with the Commission (the “SEC Documents”). Each of the financial statements (including, in each case, any notes thereto) of such Person contained in the SEC Documents was prepared in accordance with U.S. generally accepted accounting principles or International Financial Reporting Standards, as applicable, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the Commission), each complied in all material respects with the rules and regulations of the Commission with respect thereto (including the relevant interpretations thereof) as in effect at the time of filing and except as set forth in a later filed SEC Report, each fairly presents, in all material respects, the financial position, results of operations and cash flows of such Person as at the respective dates thereof and for the respective periods indicated therein.

m.	Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of such Person, threatened against such Person, or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against such Person.

n.	Such Person has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Investor Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of such Person.

o.	Except as provided in this Agreement, none of such Person, its subsidiaries or any of its affiliates, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Investor Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

p.	Neither such Person nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due.

q.	Except for discussions specifically regarding the offer and sale of the Investor Shares, such Person confirms that neither it nor any other person acting on its behalf has provided the Shareholder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning such Person or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Agreement. Except with respect to the Transactions and the transactions contemplated by this Agreement, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by such Person but which has not been so publicly disclosed.

r.	Such Person acknowledges and agrees that, notwithstanding anything herein to the contrary, including, without limitation, Section 4(f) of this Agreement, the Investor Shares may be pledged by the Shareholder in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Investor Shares hereunder, and the Shareholder effecting a pledge of Investor Shares shall not be required to provide New PubCo with any notice thereof or otherwise make any delivery to New PubCo pursuant to this Agreement; provided that the Shareholder and its pledgee shall be required to comply with the provisions of Section 4(f) hereof in order to effect a sale, transfer or assignment of Investor Shares to such pledgee. New PubCo hereby agrees to execute and deliver such documentation as a pledgee of the Investor Shares may reasonably request in connection with a pledge of the Investor Shares to such pledgee by the Shareholder.

s.	Such Person and its directors and officers and, to such Person’s knowledge, such Person’s employees, representatives, agents and any person acting on its or their behalf, is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, or the Foreign Sanctions Evaders List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Entity List maintained by the Bureau of Industry and Security of the U.S. Department of Commerce, the Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions maintained by the European Commission, the UK Sanctions List maintained by the Office of Financial Sanctions Implementation within the UK’s HM Treasury, or any equivalent list maintained by any governmental authority with jurisdiction from the U.S., the United Nations, the E.U. or any Member State thereof, the U.K., the Cayman Islands or Ukraine, as amended from time to time (collectively, the “Sanctioned Party List”); (ii) fifty percent (50%) or more owned by or controlled by, or acting on behalf of, a person, that is named on any Sanctioned Party List or a sanctioned governmental entity (e.g., the government of Venezuela); (iii) operated, organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and those portions of the Donetsk People’s Republic, Luhansk People’s Republic, Kherson and Zaporizhzhia regions of Ukraine over which any governmental authority with jurisdiction from the U.S., the United Nations, the E.U. or any Member State thereof, the U.K., the Cayman Islands, Ukraine imposes comprehensive sanctions (a “Sanctioned Territory”); or (iv) any person acting on behalf of a party described in (i) through (iv).

t.	(i) Such Person and its directors and officers and, to the such Person’s knowledge, such Person’s employees, representatives, agents and any person acting on its or their behalf have not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) such Person has instituted and maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over such Person with respect to such laws, regulations and rules is pending and, to such Person’s knowledge, no such actions, suits or proceedings are threatened in writing.

u.	New PubCo is not, and immediately after receipt of payment for the Investor Shares, and consummation of the Transactions, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

v.	Such Person acknowledges that there have been no, and in issuing the Investor Shares such Person is not relying on any, representations, warranties, covenants and agreements made to such Person by the Shareholder, any of its officers, directors or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Agreement.

5. Shareholder Representations and Warranties. The Shareholder represents and warrants to each of the Company and Kyivstar Group that:

a.	If the Shareholder is not an individual, the Shareholder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. If the Shareholder is an individual, the Shareholder has the authority to enter into, deliver and perform its obligations under this Agreement.

b.	This Agreement has been duly authorized, executed and delivered by the Shareholder and, assuming that this Agreement constitutes the valid and binding agreement of the Company and Kyivstar Group, this Agreement is the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c.	The execution, delivery and performance by the Shareholder of this Agreement, including the consummation of the transactions contemplated hereby (i) are fully consistent with the Shareholder’s financial needs, objectives and condition and (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Shareholder.

d.	The execution, delivery and performance by the Shareholder of this Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Shareholder or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Shareholder or any of its subsidiaries is a party or by which the Shareholder or any of its subsidiaries is bound or to which any of the property or assets of the Shareholder or any of its subsidiaries is subject; (ii) the Shareholder’s organizational documents or under any law, rule, regulation, agreement or other obligation by which the Shareholder is bound; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Shareholder or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of the Shareholder to perform in any material respects its obligations hereunder.

e.	The Shareholder (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (where, for (13), reference is intended only to family clients that are institutions) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is an “Institutional Account” (as defined in FINRA Rule 4512(c)), (iii) is acquiring Investor Shares only for its own account and not for the account of others, or if the Shareholder is a “qualified institutional buyer” and is subscribing for Investor Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and the Shareholder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring Investor Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto). The Shareholder is not an entity formed for the specific purpose of acquiring Investor Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

f.	The Shareholder is not (and is not affiliated with or acting on behalf of) any director or officer of the Company, the Kyivstar Group, New PubCo or any Group Company, and is not a family member (spouse, parent, child, sibling, in laws) or spouse of any such director or officer.

g.	The Shareholder understands that Investor Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that Investor Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. The Shareholder understands that Investor Shares may not be resold, transferred, pledged or otherwise disposed of by the Shareholder absent an effective registration statement under the Securities Act, except (i) to New PubCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to New PubCo) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal Commission interpretation or guidance, such as a so-called “4(a)(1) and a half” sale, and that any book-entry records representing Investor Shares shall contain a legend to such effect. The Shareholder acknowledges that Investor Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Shareholder understands and agrees that Investor Shares will be subject to the foregoing restrictions and, as a result of such restrictions, the Shareholder may not be able to readily resell Investor Shares and may be required to bear the financial risk of an investment in Investor Shares for an indefinite period of time. The Shareholder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of Investor Shares. The Shareholder acknowledges and agrees that, at the time of issuance, the certificate or book entry position representing Investor Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.”

h.	The Shareholder understands and agrees that the Shareholder is purchasing Investor Shares directly from Kyivstar Group. The Shareholder further acknowledges that there have been no representations, warranties, covenants and agreements made to the Shareholder the Company, Kyivstar Group or any of their respective officers, directors, affiliates, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements made by the Company and Kyivstar Group and expressly included in this Agreement.

i.	The Shareholder acknowledges that it has received and reviewed all information necessary to understand the risks associated with the transactions contemplated by this Agreement. The Shareholder represents and warrants that it understands the specific risks related to the transactions contemplated by this Agreement and is capable of bearing such risks. The Shareholder has read and fully understands the Business Combination Agreement in its entirety and acknowledges that it has had the opportunity to consult with its legal and financial advisors regarding the Business Combination Agreement and its implications.

j.	To the extent applicable to it, the Shareholder represents and warrants that its acquisition and holding of Investor Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

k.	In making its decision to enter into this Agreement, the Shareholder represents that it has conducted and completed its own independent due diligence and has independently made its own analysis and decision with respect to its investment in the New PubCo Shares represented by its entering into Agreement (the “Investment”). The Shareholder further represents and agrees that, except for the representations, warranties, covenants and agreements made by New PubCo herein, on which it may rely, it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice the Shareholder deems appropriate) with respect to the Investment, the New PubCo Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and Kyivstar Group, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. The Shareholder acknowledges and agrees that it has received and had an opportunity to review the offering materials made available to it in connection with the Investment and such other information as the Shareholder deems necessary in order to make an investment decision with respect to the New PubCo Shares, including with respect to the Company, Kyivstar Group and the Transactions in each case, made available prior to the date hereof. The Shareholder represents and agrees that the Shareholder and its professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company and Kyivstar Group directly as the Shareholder and such its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the New PubCo Shares. However, neither any such inquiries, nor any due diligence investigation conducted by the Shareholder or any of the Shareholder’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect the Shareholder’s right to rely on the Company’s and Kyivstar Group’s representations, warranties, covenants and agreements contained in this Agreement. The Shareholder acknowledges and agrees that it has not relied on any statements or other information provided by the Advisors (as defined below) or any of the affiliates thereof with respect to the Transactions, the Company, Kyivstar Group or its decision to acquire the New PubCo Shares. The Shareholder further acknowledges that the information provided to the Shareholder (other than the information reflected in the representations and warranties made herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect the Shareholder’s obligations hereunder.

l.	The Shareholder became aware of this offering of Investor Shares solely by means of direct contact between the Shareholder and the Company and/or Kyivstar Group or by means of contact from BTIG, LLC, which is assisting the Company with this offering (the “Agent”), or Rothschild & Co US Inc., which is acting as lead financial advisor to the Company (the “Financial Advisor” and, together with the Agent, each an “Advisor”), and Investor Shares were offered to the Shareholder solely by direct contact between the Shareholder and the Company and/or Kyivstar Group or by contact between the Shareholder and the Agent or the Financial Advisor. the Shareholder did not become aware of this offering of Investor Shares, nor were Investor Shares offered to the Shareholder, by any other means. the Shareholder acknowledges that the Company and/or Kyivstar Group represents and warrants that Investor Shares (i) were not offered by any form of general advertising or, to its knowledge, general solicitation, and (ii) to its knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

m.	The Shareholder acknowledges and agrees that (i) the Agent is acting solely as agent to the Company in connection with this Agreement, the Financial Advisor is acting solely as lead financial advisor to the Company in connection with the Transactions and none of the Advisors is acting as an underwriter or in any other capacity and is or shall be construed as a fiduciary for the Shareholder, the Company, Kyivstar Group or any other person or entity in connection with this Agreement, (ii) no disclosure or offering document has been prepared in connection with the offer and sale of Investor Shares by the Agent or the Financial Advisor or any of its respective affiliates, and no Advisor has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with this Agreement, (iii) no Advisor will have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, Kyivstar Group or this Agreement, and (iv) no Advisor shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Shareholder, the Company, Kyivstar Group or any other person or entity), whether in contract, tort or otherwise, to the Shareholder, or to any person claiming through the Shareholder, in respect of this Agreement. the Shareholder hereby acknowledges and agrees that no Advisor or its respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to the Agreement and Kyivstar Group or Investor Shares or the accuracy, completeness or adequacy of any information supplied to the Shareholder by the Company and Kyivstar Group.

n.	The Shareholder acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of Investor Shares, including those set forth in the SEC Documents. The Shareholder qualifies as a sophisticated institutional investor and has such knowledge and experience in financial, business and private equity matters as to be capable of evaluating the merits and risks of an investment both in general and with regard to all transactions and investment strategies involving a security or securities, including the Shareholder’s investment in Investor Shares, and the Shareholder has sought such accounting, legal and tax advice as the Shareholder has considered necessary to make an informed investment decision.

o.	The Shareholder represents and acknowledges that, alone, or together with any professional advisor(s), the Shareholder has adequately analyzed and fully considered the risks of an investment in Investor Shares and determined that Investor Shares are a suitable investment for the Shareholder and that the Shareholder is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Shareholder’s investment in New PubCo. The Shareholder acknowledges specifically that a possibility of total loss exists.

p.	The Shareholder understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of Investor Shares or made any findings or determination as to the fairness of this investment.

q.	The Shareholder represents and warrants that the Shareholder is not (i) a person or entity named on any Sanctions Party List, (ii) owned or controlled by, or acting on behalf of, a person, that is named on any Sanctions Party List; (iii) operated, organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, any Sanctioned Territory or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Shareholder agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Shareholder is permitted to do so under applicable law. The Shareholder represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Shareholder maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Shareholder also represents that, it maintains policies and procedures reasonably designed to ensure compliance with applicable sanctions programs, including for the screening of its investors against the Sanctions Party List. The Shareholder further represents and warrants that it maintains policies and procedures reasonably designed to ensure that the funds held by the Shareholder and used to purchase Investor Shares were legally derived.

r.	The Shareholder represents and warrants that the Shareholder and its directors and officers and, to the Shareholder’s knowledge, its employees, representatives, agents and any person acting on its or their behalf have not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) the Shareholder has instituted and maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules, and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over the Shareholder with respect to such laws, regulations and rules is pending and, to the Shareholder’s knowledge, no such actions, suits or proceedings are threatened in writing.

s.	If the Shareholder is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, then the Shareholder represents and warrants that neither the Company, Kyivstar Group nor any Advisor, nor any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold Investor Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer Investor Shares.

t.	The Shareholder (for itself and for each account for which the Shareholder is acquiring Investor Shares) acknowledges that it is aware that (i) the Agent is acting as the Company’s agent in connection with this Agreement, (ii) the Financial Advisor is acting as financial advisor to the Company in connection with the Transactions, and (iii) [●] and [●], is acting as capital markets advisor to the Company in connection with the Transactions.

6. Registration Rights.

a.	Kyivstar Group agrees that, as soon as practicable, but in no event later than thirty (30) calendar days after the Closing Date (the “Filing Date”), Kyivstar Group will file with the Commission (at Kyivstar Group’s sole cost and expense) a registration statement registering the resale of Investor Shares (the “Registration Statement”), and Kyivstar Group shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day following the Filing Date if the Commission notifies Kyivstar Group that it will “review” the Registration Statement and (ii) the tenth (10th) business day after the date Kyivstar Group is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that Kyivstar Group’s obligations to include Investor Shares in the Registration Statement are contingent upon the Shareholder furnishing in writing to Kyivstar Group such information regarding the Shareholder, the securities of Kyivstar Group held by the Shareholder, the intended method of disposition of Investor Shares and such other information as shall be reasonably requested by Kyivstar Group to effect the registration of Investor Shares, and the Shareholder shall execute such documents in connection with such registration as Kyivstar Group may reasonably request that are customary of a selling stockholder in similar situations, including providing that Kyivstar Group shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that the Shareholder shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer Investor Shares. Any failure by Kyivstar Group to file the Registration Statement by the Filing Date or to cause the effectiveness of such Registration Statement by the Effectiveness Date shall not otherwise relieve Kyivstar Group of its obligations to file or cause the effectiveness of the Registration Statement as set forth above in this Section 6. Kyivstar Group will provide a draft of the Registration Statement to the Shareholder for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Shareholder be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or the Financial Industry Regulatory Authority; provided, that, if the Commission or the Financial Industry Regulatory Authority requests that the Shareholder be identified as a statutory underwriter in the Registration Statement, the Shareholder will have an opportunity to withdraw its Investor Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents Kyivstar Group from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Investor Shares by the Shareholder or New PubCo Common Shares by any other selling stockholder named in the Registration Statement, Kyivstar Group will promptly notify the Shareholder of such event, and such Registration Statement shall register for resale such number of Investor Shares which is equal to the maximum number of Investor Shares as is permitted by the Commission. In such event, the number of shares of New PubCo Common Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Investor Shares under Rule 415 under the Securities Act, Kyivstar Group shall amend the Registration Statement or file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Investor Shares that were not registered on the initial Registration Statement, as so amended and to use its commercially reasonable efforts to cause such amendment or Registration Statement to become effective as promptly as practicable. Kyivstar Group will, at its own expense, use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below). Kyivstar Group will file all reports, and provide all customary and reasonable cooperation, necessary to enable the Shareholder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, Investor Shares and any other equity security of Kyivstar Group issued or issuable with respect to Investor Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of (A) the date on which the Shareholder ceases to hold any Registrable Securities, (B) the date on which all Registrable Securities held by the Shareholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for Kyivstar Group to be in compliance with the current public information required under Rule 144(c) (or Rule 144(i) if applicable), (C) the date on which such Registrable Securities shall have ceased to be outstanding or (D) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which Kyivstar Group is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

b.	In the case of the registration, qualification, exemption or compliance effected by Kyivstar Group pursuant to this Agreement, Kyivstar Group shall, upon reasonable request, inform the Shareholder as to the status of such registration, qualification, exemption and compliance. At its expense Kyivstar Group shall:

i.	except for such times as Kyivstar Group is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Kyivstar Group determines to obtain, continuously effective with respect to the Shareholder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for the duration of the Registration Period;

ii.	advise the Shareholder, as promptly as practicable but in any event within five (5) business days:

1.	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

2.	of any request by the Commission for amendments or supplements to any Registration Statement or prospectus included therein or for additional information with respect to the Shareholder;

3.	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

4.	of the receipt by Kyivstar Group of any notification with respect to the suspension of the qualification of Investor Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

5.	subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Kyivstar Group shall not, when so advising the Shareholder of such events, provide the Shareholder with any material, nonpublic information regarding Kyivstar Group other than to the extent that providing notice to the Shareholder of the occurrence of the events listed in (1) through (5) above may constitute material, nonpublic information regarding Kyivstar Group;

iii.	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

iv.	upon the occurrence of any event contemplated above, except for such times as Kyivstar Group is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Kyivstar Group shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Investor Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

v.	use its commercially reasonable efforts to cause all Investor Shares to be listed on each securities exchange or market, if any, on which New PubCo Common Shares has been listed;

vi.	allow the Shareholder to review disclosure specifically regarding the Shareholder in the Registration Statement on reasonable advance notice; and

vii.	use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Investor Shares contemplated hereby.

c.	Notwithstanding anything to the contrary in this Agreement, Kyivstar Group shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Shareholder not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Kyivstar Group or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Kyivstar Group’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Kyivstar Group in the Registration Statement of material information that Kyivstar Group has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Kyivstar Group’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Kyivstar Group may not delay or suspend the Registration Statement for more than ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Kyivstar Group (which notice shall not contain material non-public information) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Shareholder agrees that (i) it will immediately discontinue offers and sales of the Investor Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Shareholder receives copies of a supplemental or amended prospectus (which Kyivstar Group agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Kyivstar Group that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Kyivstar Group unless otherwise required by law or subpoena. If so directed by Kyivstar Group, the Shareholder will deliver to Kyivstar Group or, in the Shareholder’s sole discretion destroy, all copies of the prospectus covering the Investor Shares in the Shareholder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Investor Shares shall not apply (1) to the extent the Shareholder is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up. For purposes of this Section 6, “Investor Shares” shall mean, as of any date of determination, the Investor Shares purchased hereby and any other equity security issued or issuable with respect to the Investor Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

d.	The Shareholder may deliver written notice (an “Opt-Out Notice”) to Kyivstar Group requesting that the Shareholder not receive notices from Kyivstar Group otherwise required by Section 6(c); provided, however, that the Shareholder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Shareholder (unless subsequently revoked), (i) Kyivstar Group shall not deliver any such notices to the Shareholder and the Shareholder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Shareholder’s intended use of an effective Registration Statement, the Shareholder will notify Kyivstar Group in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, Kyivstar Group will so notify the Shareholder, within one (1) business day of the Shareholder’s notification to Kyivstar Group, by delivering to the Shareholder a copy of such previous notice of Suspension Event, and thereafter will provide the Shareholder with the related notice of the conclusion of such Suspension Event immediately upon its availability.

7. Indemnification.

(i)	Each of the Company and Kyivstar Group agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Shareholder, its directors, officers, employees and agents, and each person who controls the Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their directors, members, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) that arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company and Kyivstar Group by or on behalf of such Shareholder expressly for use therein; provided, however, that the indemnification contained in this Section 7(i) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Kyivstar Group (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Kyivstar Group be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by Kyivstar Group in a timely manner or (B) in connection with any offers or sales effected by or on behalf of the Shareholder in violation of this Agreement.

(ii)	In connection with any Registration Statement in which the Shareholder is participating, the Shareholder shall furnish to Kyivstar Group in writing such information and affidavits as Kyivstar Group reasonably requests for use in connection with any such Registration Statement or Prospectus. The Shareholder agrees, severally and not jointly with any 0ther Shareholder or other person that is a party to this Agreements, to indemnify and hold harmless, to the extent permitted by law, Kyivstar Group, its directors and officers, agents, employees and each person who controls Kyivstar Group (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), each affiliate of Kyivstar Group and each of their directors, members, officers, employees and agents against any Losses resulting from or arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Shareholder expressly for use therein; provided, however, that in no event shall the liability of each such Shareholder be greater in amount than the dollar amount of the net proceeds received by such Shareholder from the sale of Investor Shares pursuant to such Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by such Shareholder.

(iii)	Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)	The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Investor Shares.

(v)	If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of the Shareholder be greater in amount than the dollar amount of the net proceeds received by the Shareholder from the sale of Investor Shares pursuant to such Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by such Shareholder. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7 (i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(v) from any person who was not guilty of such fraudulent misrepresentation.

8. Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated hereby.

9. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the mutual written consent of the parties hereto, (c) September 30, 2025, if the Business Combination has not been consummated by such date, and (d) the issuance of the New PubCo Shares pursuant to Section 3 hereof to the Shareholder following upon consummation of the Transactions. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (a) and (d) above shall not affect any liability on the part of any party for an intentional breach of this Agreement. Section 8 through and including Section 23 of this Agreement will survive the termination of this Agreement.

10. Trust Account Waiver. the Shareholder acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of a private placement (including interest accrued from time to time thereon) for the benefit of its public shareholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Shareholder or any of its related parties as a shareholder of the Company to the extent related to or arising from any Investor Shares. the Shareholder hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect to the Released Claims.

11. Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 21 hereof or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

12. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

13. Form W-9. the Shareholder shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a duly executed and properly completed IRS Form W-9.

14. Non-Reliance. the Shareholder has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated hereunder and the Shareholder hereby acknowledges that neither the Company nor New PubCo nor any of their respective representative or affiliates has provided or will provide the Shareholder with any financial, tax or other advice relating to this Agreement or the arrangements contemplated hereunder.

15. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns. Except as expressly named in this Section 15, this Agreement is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

16. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the non-assigning party hereto (not to be unreasonably withheld, conditioned or delayed). [Notwithstanding the foregoing, the Shareholder may transfer its rights, interests and obligations hereunder to one or more investment funds or accounts managed or advised by the Shareholder (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms hereof prior to any such transfer being effectuated.]

17. Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

18. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

19. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

20. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Shareholder, the Company and New PubCo, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

21. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 21):

If to the Company:

Cohen Circle Acquisition Corp. I

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attention: [●]

Telephone: [●]

E-mail: [●]

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Ave

New York, NY 10178

Attention:	Todd A. Hentges Rahul K. Patel
E-mail:	todd.hentges@morganlewis.com rahul.patel@morganlewis.com

If to Kyivstar Group:

Kyivstar Group Ltd.

Index Tower (East Tower)

Unit 1703

Dubai (DIFC)

United Arab Emirates

Attention: [●]

Telephone: +97 4 433 1145

E-mail: [●]

with a copy to:

Latham & Watkins (London) LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attention:	Jennifer M. Gascoyne
E-mail:	jennifer.gascoyne@lw.com

If to the Shareholder:

[●]

[●]

Attention: [●]

Email: [●]

22. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

23. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

COHEN CIRCLE ACQUISITION CORP. I

By:
Name:
Title:

KYIVSTAR GROUP LTD.

By:
Name:
Title:

[●]

By:
Name:
Title:

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SHAREHOLDER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Investor Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check each of the following subparagraphs):

	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
THE SHAREHOLDER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC or Kyivstar Group or acting on behalf of an affiliate of SPAC or Kyivstar Group

*** AND ***

D.	INSTITUTIONAL ACCOUNT STATUS (Please check the applicable box)

FINRA Rule 4512(c) states that an “institutional account” shall mean any person who comes within any of the below listed categories. The Shareholder has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Shareholder and under which the Shareholder accordingly qualifies as an “institutional account.”

THE SHAREHOLDER is:

	☐	a bank, savings and loan association, insurance company or registered investment company

	☐	an investment adviser registered either with the Commission under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or

	☐	any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million.

This page should be completed by the Shareholder
and constitutes a part of this Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who SPAC or Kyivstar Group reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below that apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐	An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in the foregoing paragraph and whose prospective investment in SPAC is directed by such family office pursuant to clause (iii) in the foregoing paragraph;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Subscriber
and constitutes a part of this Agreement.

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